Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 12, 2014, among GTS Services, LLC, a Delaware limited liability company and LYNX Services, LLC, a Kansas limited liability company (collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of Solera Holdings, Inc. (or its permitted successor), a Delaware corporation (“Solera”), Audatex North America, Inc. (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended and supplemented, the “Indenture”), dated as of November 5, 2013, providing for the issuance of 6.125% Senior Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries may execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GTS SERVICES, LLC LYNX SERVICES, LLC

By:	/s/ Renato Giger
Name: Renato Giger
Title: Chief Financial Officer

AUDATEX NORTH AMERICA, INC.

By:	/s/ Renato Giger
Name: Renato Giger
Title: Chief Financial Officer

GUARANTORS:

AUDATEX CANADA HOLDINGS, INC.

AUDATEX HOLDINGS, LLC

AUDATEX HOLDINGS, INC.

CLAIMS SERVICES GROUP, LLC

COLLISION REPAIR BUSINESS MANAGEMENT SERVICES, LLC

EXPLORE INFORMATION SERVICES, LLC

HOLLANDER, LLC

HYPERQUEST, INC.

LICENSE MONITOR, INC.

PROPERTY CLAIMS SERVICES, INC.

SOLERA HOLDINGS, INC.

SOLERA, INC.

SOLERA INTEGRATED MEDICAL SOLUTIONS, INC.

TITLE TECHNOLOGIES, INC.

By:	/s/ Renato Giger
Name: Renato Giger
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President